                                                                                                    Exhibit 99.1

[ACXIOM LOGO]
                                                                                            Financial Relations:
                                                                                               Katharine Raymond
                                                                                  Investor Relations Coordinator
                                                                                              Acxiom Corporation
                                                                                                  (501) 342-3545

                                                                                                Media Relations:
                                                                                                     Dale Ingram
                                                                                         Public Relations Leader
                                                                                              Acxiom Corporation
                                                                                                  (501) 342-4346
                                                                                                           EACXM

                            Acxiom® Acknowledges Receipt of ValueAct Capital Letter

LITTLE ROCK, Ark - June 6, 2005 - Acxiom® Corporation (Nasdaq: ACXM) today confirmed that it has received a letter from ValueAct Capital indicating that ValueAct Capital is prepared to present an offer to acquire all outstanding shares of Acxiom common stock it does not already own at a purchase price of $23.00 per share.
The Acxiom Board of Directors has reviewed the letter and, in the event ValueAct does present such an offer, will review it in accordance with the Board's fiduciary obligations.

"The Board of Directors and senior leadership strongly believe in the Company's business and current strategy.
We remain committed, as we always have been, to delivering value and doing the right thing for our investors, our associates and our clients," said Acxiom Company Leader Charles D. Morgan.

Accompanying this press release is a copy of the ValueAct letter.

About Acxiom Corporation

Acxiom Corporation integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world.  The core components of
Acxiom innovative solutions are Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in
Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia and China. For
more information, visit www.acxiom.com.

ValueAct letter:

June 3, 2005

VIA E-MAIL AND FEDERAL EXPRESS

Mr. Charles Morgan
Chairman and Chief Executive Officer
Acxiom Corporation
1 Information Way
Little Rock, AR
72202

Dear Charles:

Beginning  in  the  mid-1990's,   principals  of  ValueAct  Capital  began  following  Acxiom  Corporation  (the
"Company").  We watched the Company for many years before  making our first  purchase of Acxiom stock in June of
2003. At that time we were  attracted by the apparent  resilience  demonstrated  by Acxiom in the face of highly challenging  business and market  conditions and by the Company's  dramatic  improvement in cash generation from fiscal 2001 through  fiscal 2003.  Although we observed some  fundamental  weaknesses  in the  management of the business,  we were  impressed  by  Acxiom's  stated  plans to leverage  its rich data assets into higher  margin
products,   to  develop  a  more   scaleable   service   delivery   model,   and  to  operate   with   increased
return-on-investment  discipline.  Based on comments by the Company to this  effect,  and on our  continued  due diligence, we increased our investment through the course of 2003.

In  December of 2003 we met with you and  advocated a public  commitment  to a Return on Assets  (ROA) goal.  An
ROA goal was  ultimately  communicated  to the  public  in May of 2004 in the  Financial  Roadmap.  The May 2004
Financial  Roadmap  had a  "long  term  goal"  for  ROA  of  14-16%.  The  market's  positive  response  to  the introduction  of the Company's  Financial  Roadmap was immediate  and Acxiom's  stock rose to multi-year  highs.
ValueAct  Capital  continued  to add to its  investment  position  based on our belief that Acxiom was  strongly committed to the value-creating strategies underlying the Financial Roadmap.

However,  we have been  dismayed to see that not only have  Acxiom's  actions  been in contrast to these  stated
goals,  but that the Board of Directors of the Company has  demonstrated  a lack of  willingness  to acknowledge obvious  management  deficiencies  and  missteps  and to take  steps to put the  Company  on the path to  strong financial performance.

Acxiom has not  followed  through on any of the major  commitments  it has made to increase  shareholder  value.
Rather  than  holding  to  its  public   commitments  to  achieve   meaningful  margin  expansion  and  increase
returns-on-investment  by  driving  growth  with data  products  and by  developing  more  standardized  service delivery  processes,  Acxiom has instead chosen to drive growth through expansion of the IT Management  segment, which  is  demonstrably  the  Company's  lowest  return,  most  capital  intensive  business.  The  Company  has essentially  abandoned the improved  return-on-investment  plans  communicated in the May 2004 Financial Roadmap by lowering  the  long-term  ROA goal from 14-16% to 10-14%  (May 12, 2005  Roadmap).  The lower ROA range moves the Company much closer to not earning its current cost of capital.

As you know,  we have  questioned  the  strength of the  Company's  financial  management  for some time.  These concerns  crystallized  when it became  apparent that management  miscalculated  the benefit of the Claritas and
Consodata  acquisitions.  The original  business  reasons for these  acquisitions  may have been sound,  but the financial  analysis,  forecasting and capital  allocation  processes were flawed.  We were further troubled when the Company  decided to exclude  sizeable  capital  lease  additions  from the Roadmap  definition of "Free Cash
Flow".  Based on  discussions  we had with you,  we believed  that you agreed  with our view that the  Company's financial  expertise  needed to be upgraded and  strengthened,  but we were  disappointed and surprised when you later told us that the current financial management was "just fine".

Based on all of these facts and the  performance  of Acxiom's  stock price,  it is clear that the Company  needs fresh and  independent  participation  at the  board  level to help  challenge  management  and  bring  critical financial  acumen.  When we began  discussions  about my possible  addition to the Board,  we believed  that the
Board  recognized  that it could benefit from the  involvement  of a Board member with  extensive  financial and public  company  board  experience.  At a minimum we thought that the Company was now  committed to making major changes at the Board level.  We now  understand  that the Acxiom Board of Directors  was only making  changes at the Board  level to satisfy a NASDAQ  corporate  governance  requirement  and not to make a serious  change that could improve the effectiveness of the Board.

As Acxiom's  largest  shareholder  for nearly two years,  we are no longer  willing to sit on the  sidelines  as opportunities  are lost and equity value is destroyed.  The current  regime has proven its inability to generate sustained  equity  returns  over a ten-year  period.  Now that the promises of the last two years have proved to be  illusory,  it is time  for the  Board  to put the  Company  in the  hands  of  someone  who  recognizes  the opportunity  to unlock  the  Company's  potential  value and who is  willing  to  provide  appropriate  value to shareholders today for such opportunity.

To that end,  ValueAct  Capital is prepared to present an offer to acquire  100% of the shares of Acxiom that we do not  already  own at a purchase  price of $23.00 per share,  a 25%  premium to the 20-day  average of closing prices  for  Acxiom  common  shares.  We would  prefer to meet with you,  your  independent  directors  or their advisers,  at the earliest  possible time to discuss  these  matters.  Please be aware that ValueAct  Capital is required to amend its current 13D filing to include this letter and intends to do so on Monday  afternoon,  June
6th.

Sincerely,

/s/ Jeffery W. Ubben

Jeffery W. Ubben
Managing Partner